Exhibit 24.1

		   POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry C. Pao, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature                Title                                   Date

/s/ Henry C. Pao         President, Principal Executive and      June 1, 1998
----------------          Financial Officer and Director
(Henry C. Pao)

/s/ Richard E. Siegel    Executive Vice President and Director   June 1, 1998
---------------------
(Richard E. Siegel)

/s/ Benedict C. K. Choy  Senior Vice President and Director      June 1, 1998
-----------------------
(Benedict C. K. Choy)



/s/ Yunni Pao            Director                                June 1, 1998
-------------
(Yunni Pao)

/s/ Frank C. Pao         Director                                June 1, 1998
----------------
(Frank C. Pao)